Exhibit 99.5

FORM OF

NOMINEE HOLDER CERTIFICATION

PROVECTUS BIOPHARMACEUTICALS, INC.

The undersigned, a bank, broker, dealer, trustee, depositary, or other nominee of non-transferable subscription rights (the “Subscription Rights”) to purchase units (“Units”) of Provectus Biopharmaceuticals, Inc. (the “Company”), said Units each comprised of [                ] shares of common stock (“Common Stock”) and [            ] shares of Series C Convertible Preferred Stock (“Preferred Stock”) pursuant to the Subscription Rights offering (the “Rights Offering”) described and provided for in the Company’s Prospectus, dated [            ], 2016 (the “Prospectus”), hereby certifies to the Company and Broadridge Corporate Issuer Solutions, Inc., as Subscription Agent for such Rights Offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights on the terms and subject to the conditions set forth in the Prospectus specified below pursuant to the Basic Subscription Right (as defined in the Prospectus) and, on behalf of beneficial owners of Subscription Rights who have subscribed for the purchase of additional Units pursuant to the Over-Subscription Privilege (as defined in the Prospectus), the number of Units specified below, listing separately below each such exercised Basic Subscription Right and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner), and (2) to the extent a beneficial owner has elected to subscribe for Units pursuant to the Over-Subscription Privilege, each such beneficial owner’s Basic Subscription Right has been exercised in full:

NUMBER OF SHARES OR SHARES UNDERLYING LISTED WARRANTS OWNED ON RECORD DATE	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION RIGHT	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO OVER- SUBSCRIPTION PRIVILEGE

1.

2.

3.

4.

5.

The undersigned hereby acknowledges that Maxim Group LLC acted as Dealer Manager in the Rights Offering and, in such capacity, solicited the exercise of Subscription Rights and is entitled to the compensation specified in the Prospectus for services rendered in that regard.

[Certification continues on the following page]

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature

Name:
(please print or type)

Title:
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Provide the following information if applicable:

Depository Trust Company (“DTC”) participant number

Participant:

By:
Signature

Name:
(please print or type)

Title:
(please print or type)

DTC Subscription Confirmation Numbers